Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-33608 and 333-61252 of Vectren Corporation on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 333-33684 of Vectren Corporation on Form S-8, and Registration Statement No. 333-31326 of Vectren Corporation on Form S-3D of our report dated February 12, 2004 (which expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the changes in the method of accounting for goodwill as described in Note 2-G, asset retirement obligations as described in Note 2-H, and derivatives and hedging activities as described in Note 15, and (2) the accounting for realized gains and losses on derivative instruments not held for trading purposes as described in Note 15), appearing in this Annual Report on Form 10-K of Vectren Corporation for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Indianapolis, Indiana


February 25, 2004